Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Christopher Ranjitkar
Senior Director, Investor Relations
(617) 796-7651
Tremont Mortgage Trust Reports First Quarter 2019 Results
First Quarter Loan Originations of $47.5 Million
First Quarter Net Income per diluted share of $0.18
First Quarter Core Earnings per diluted share of $0.20
Quarterly Dividend Increased from $0.11 to $0.22 per common share
_______________________________________________________________
Newton, MA (May 14, 2019): Tremont Mortgage Trust (Nasdaq: TRMT) today announced financial results for the quarter ended March 31, 2019.
David Blackman, President and Chief Executive Officer of TRMT, made the following statement:
"Tremont achieved three important milestones since its last quarterly earnings announcement. First, we fully committed the remainder of our IPO capital by closing two first mortgage whole loans for $47.5 million in aggregate commitments. Second, our manager, a wholly owned subsidiary of The RMR Group, committed $50.0 million in debt capital to us, which will allow us to originate approximately $180.0 million in new first mortgage whole loans while we explore other capital raising opportunities. Third, we increased our quarterly distribution rate from $0.11 per common share to $0.22 per common share.
Our origination momentum remains strong. Since the end of the first quarter, we closed an additional two first mortgage whole loans for $65.6 million in aggregate commitments, we have one whole loan under application for a $14.5 million commitment and we have a number of term sheets outstanding."
Results for the Quarter Ended March 31, 2019:
For the quarter ended March 31, 2019, net income was $0.6 million, or $0.18 per diluted share. For the quarter ended March 31, 2019, TRMT generated interest income of $3.0 million and incurred interest and related expenses of $1.5 million, which resulted in $1.5 million of income from investments, net.
Core Earnings for the quarter ended March 31, 2019 was $0.6 million, or $0.20 per diluted share.
Additional information and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Core Earnings, a non-GAAP measure, for the quarters ended March 31, 2019 and 2018 appear later in this press release.
Recent Investment Activities:
In January 2019, TRMT closed a $24.6 million first mortgage whole loan to finance the acquisition of a 432 unit apartment community located in Rochester, NY at an as is loan to value ratio, or LTV, of approximately 74%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 325 basis points. This loan was fully funded at closing and has a three year initial term with two, one year, extension options subject to the borrower meeting certain conditions.
In February 2019, TRMT closed a $22.9 million first mortgage whole loan to refinance a 96,000 square foot retail center located in Coppell, TX at an as is LTV of approximately 73%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 350 basis points. This loan funded $20.0 million at closing, includes a future funding allowance of $2.9 million for building improvements and leasing capital and has a two year term with no extension options. As of March 31, 2019, TRMT had not advanced any of the future funding allowance.
During the first quarter of 2019, a loan application on an office portfolio located in Dallas, TX, expired. TRMT decided not to extend this application due to conditions uncovered during diligence that did not meet its investment criteria.
In May 2019, TRMT closed a $37.6 million first mortgage whole loan to finance the acquisition of a 932,000 square foot industrial facility in Barrington, NJ at an as is LTV of approximately 79%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 350 basis points. This loan funded $34.9 million at closing, includes a future funding allowance of $2.7 million for building improvements and leasing capital and has a three year term with a one year extension option subject to the borrower meeting certain conditions.
Also in May 2019, TRMT closed a $28.0 million first mortgage whole loan to refinance a 220 unit apartment community in Houston, TX at an as is LTV of approximately 56%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 350 basis points. This loan funded $27.5 million at closing, includes a future funding allowance of $0.5 million to cover interest shortfalls and has an 18 month term with two, one year, extension options subject to the borrower meeting certain conditions.
Additionally, TRMT entered into a loan application with a borrower for a first mortgage whole loan with a total commitment of $14.5 million to finance the acquisition of a retail property in Omaha, NE.
Recent Financing Activities:
As previously reported, in February 2019, TRMT entered into a credit agreement with its manager, Tremont Realty Advisors LLC, as lender, or the RMR Credit Agreement, pursuant to which, from time to time within six months following the date of the RMR Credit Agreement, TRMT could borrow up to $25.0 million in unsecured loans at a rate of 6.50% per annum. In May 2019, TRMT's manager increased its total commitment under the RMR Credit Agreement to $50.0 million. TRMT intends to use the proceeds of any borrowings under the RMR Credit Agreement principally to fund additional investments in first mortgage whole loans consistent with TRMT's business strategy and approved by its Board of Trustees. As of May 13, 2019, there was $14.2 million of outstanding borrowings under the RMR Credit Agreement.
In connection with the increase in commitment under the RMR Credit Agreement, also in May 2019, TRMT amended its master repurchase agreement with Citibank, N.A., or Citibank, to increase the maximum amount available for advancement under the master repurchase facility from $210.0 million to $250.0 million, with the additional advancements becoming available for borrowing under the facility if and as TRMT borrows under the RMR Credit Agreement or if and as TRMT receives proceeds from any public offering of its common shares or preferred equity, as further provided in the master repurchase facility agreement.
During the quarter ended March 31, 2019, Citibank advanced an aggregate of $31.9 million to TRMT under the master repurchase facility with respect to two first mortgage whole loans. This aggregate amount represented 75% of the aggregate outstanding principal of those two first mortgage whole loans. In May 2019, Citibank advanced an additional $48.2 million to TRMT under the facility with respect to the two first mortgage whole loans that closed in May 2019.
Distributions:
On February 21, 2019, TRMT paid a distribution of $0.11 per common share, or $350,000. This distribution was paid to shareholders of record as of the close of business on January 28, 2019.

On April 18, 2019, TRMT declared a distribution payable to common shareholders of record on April 29, 2019 of $0.22 per common share, or approximately $700,000. TRMT expects to pay this distribution on or about May 16, 2019.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss TRMT’s first quarter 2019 financial results. The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, May 21, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 05142019.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website following the call for about one week. The transcription, recording and retransmission in any way of TRMT’s first quarter conference call are strictly prohibited without the prior written consent of TRMT.
Supplemental Data:
A copy of TRMT’s First Quarter 2019 Supplemental Operating and Financial Data is available for download at TRMT’s website, www.trmtreit.com. TRMT’s website is not incorporated as part of this press release.
TRMT is a real estate finance company that focuses primarily on originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate. TRMT is managed by Tremont Realty Advisors LLC, a Securities and Exchange Commission, or SEC, registered investment adviser and an indirect subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
TRMT presents Core Earnings (Loss) which is considered a “non-GAAP financial measure” within the meaning of the applicable SEC rules. Core Earnings (Loss) does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or an indication of TRMT's cash flows from operations determined in accordance with GAAP, a measure of TRMT's liquidity or operating performance or an indication of funds available for TRMT's cash needs. In addition, TRMT's methodology for calculating Core Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, TRMT's reported Core Earnings (Loss) may not be comparable to the core earnings as reported by other companies.
TRMT believes that Core Earnings (Loss) provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps TRMT to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that TRMT believes are not necessarily indicative of TRMT's current loan portfolio and operations. In addition, Core Earnings (Loss) is used in determining the amount of business management and incentive fees payable by TRMT to TRMT's manager under TRMT's management agreement.
Please see the pages attached hereto for a more detailed statement of TRMT’s operating results and financial condition and for an explanation of TRMT’s calculation of Core Earnings (Loss) and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
INCOME FROM INVESTMENTS:
Interest income from investments	$3,000	$233
Less: interest and related expenses	(1,549)	(37)
Income from investments, net	1,451	196

OTHER EXPENSES:
Management fees (1)	—	225
General and administrative expenses	503	545
Reimbursement of shared services expenses	370	375
Total expenses	873	1,145

Net income (loss)	$578	$(949)

Weighted average common shares outstanding - basic	3,136	3,111
Weighted average common shares outstanding - diluted	3,142	3,111

Net income (loss) per common share - basic and diluted	$0.18	$(0.31)

(1)
In June 2018, TRMT's manager agreed to waive any base management fees otherwise due and payable pursuant to TRMT's management agreement for the period beginning July 1, 2018 until June 30, 2020. As a result, TRMT did not recognize any base management fees for the quarter ended March 31, 2019. If TRMT's manager had not agreed to waive these base management fees, TRMT would have recognized base management fees of $223 for the quarter ended March 31, 2019.

TREMONT MORTGAGE TRUST
CALCULATION AND RECONCILIATION OF CORE EARNINGS (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Net Income (Loss) to Core Earnings (Loss)(1):
Net income (loss)	$578	$(949)
Non-cash equity compensation expense	35	28
Core Earnings (Loss)	$613	$(921)

Weighted average common shares outstanding - basic	3,136	3,111
Weighted average common shares outstanding - diluted	3,142	3,111

Core Earnings (Loss) per common share - basic and diluted	$0.20	$(0.30)

(1)
TRMT defines Core Earnings (Loss) as net income (loss), computed in accordance with GAAP, including realized losses not otherwise included in net income (loss) determined in accordance with GAAP, and excluding: (a) the incentive fees earned by TRMT's manager (if any); (b) depreciation and amortization (if any); (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income (loss) for the period of the calculation (regardless of whether such items are included in or deducted from net income (loss) or in other comprehensive income (loss) under GAAP) (if any); and (e) one time events pursuant to changes in GAAP and certain non-cash items (if any).

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$13,899	$27,024
Restricted cash	429	311
Loans held for investment, net	180,911	135,844
Accrued interest receivable	683	344
Prepaid expenses and other assets	286	390
Total assets	$196,208	$163,913

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$1,189	$935
Master repurchase facility, net	103,576	71,691
Note payable, net	31,504	31,485
Due to related persons	8	134
Total liabilities	136,277	104,245

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 3,178,817 shares issued and outstanding	32	32
Additional paid in capital	62,575	62,540
Cumulative net loss	(2,326)	(2,904)
Cumulative distributions	(350)	—
Total shareholders’ equity	59,931	59,668
Total liabilities and shareholders' equity	$196,208	$163,913

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever TRMT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, TRMT is making forward-looking statements. These forward-looking statements are based upon TRMT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TRMT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TRMT's control. For example:

•
Mr. Blackman's statement that TRMT’s manager committed $50.0 million to TRMT in debt capital which will allow TRMT to originate approximately $180.0 million in new first mortgage whole loans while it explores other capital raising opportunities may imply that TRMT will receive such additional capital. TRMT's manager’s obligation to fund this commitment is subject to conditions; if those conditions are not satisfied or waived by TRMT’s manager, TRMT may not receive such capital. Further, TRMT may not be successful in obtaining all or any of the leverage it expects it may be able to obtain as a result of TRMT’s manager’s capital commitment. In addition, TRMT may not be able to obtain additional longer term capital on desirable terms or at all.

•
Mr. Blackman's statement that TRMT has raised its distribution rate from $0.11 per common share to $0.22 per common share may imply that TRMT will continue to declare and pay quarterly distributions at these or higher amounts in the future; however, any future distributions TRMT may make are subject to being declared by TRMT’s Board of Trustees, in its sole discretion. TRMT’s Board of Trustees considers many factors when determining whether to declare distributions, including TRMT's historical and projected income, Core Earnings (Loss), the then current and expected needs and availability of cash to pay TRMT’s obligations and fund its investments, distributions which may be required to be paid by TRMT to maintain its qualification for taxation as a real estate investment trust and other factors deemed relevant by TRMT’s Board of Trustees in its discretion. Accordingly, any future distributions by TRMT could decline in amount or be suspended or discontinued.

•
Mr. Blackman's statement that TRMT's origination momentum remains strong may imply that TRMT’s financial condition and results of operations will continue to improve as a result. However, TRMT’s business momentum and additional opportunities may not be successfully realized or provide TRMT with the currently expected benefits. Further, TRMT’s business is subject to various risks, including those not within TRMT’s control, which may prevent TRMT’s successful execution of its business strategy and decrease the likelihood that TRMT will realize the currently expected benefits from pursuing and executing that strategy.

•	TRMT's pending and prospective loans and applications may not be completed or become loans, the timing for when they may become loans may be delayed or their terms may change.
The information contained in TRMT’s filings with the SEC, including under “Risk Factors” in TRMT’s periodic reports, or incorporated therein, identifies other important factors that could cause TRMT’s actual results to differ materially from those stated in or implied by TRMT’s forward-looking statements. TRMT’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, TRMT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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